Exhibit 99.1

              Uranium Resources, Inc. Receives Approval
                   to List on NASDAQ Global Market

               Shares to begin trading on April 12, 2007

    DALLAS--(BUSINESS WIRE)--April 11, 2007--Uranium Resources, Inc. (OTCBB: URRE) ("URI"), a uranium exploration development and mining company, announced today that it has received approval from the NASDAQ Stock Market Global Market to list its common stock on the Global Market under its same symbol, URRE. The Company expects trading of its common shares on NASDAQ to commence on Thursday, April 12, 2007. The trading of the Company's shares on the Over-the-Counter Bulletin Board will cease on the close of business Wednesday, April 11, 2007.

    "We believe that our NASDAQ Global Market listing will greatly benefit our current and future shareholders by increasing URI's visibility, improving liquidity, and enhancing access to the investment community. This is an important milestone in our development as a Company as we strive to grow our business and create value for our shareholders," noted Paul K. Willmott, Chairman and CEO of URI.

    About Uranium Resources, Inc.

    Uranium Resources Inc. explores for, develops and mines uranium. Since it's incorporation in 1977, URI has produced over 7 million pounds of uranium by in-situ recovery (ISR) methods in the state of Texas, where the Company currently has ISR mining projects. URI also has 183,000 acres of uranium mineral holdings in New Mexico that includes the proposed ISR project at Church Rock. The Company acquired these properties over the past 20 years along with an extensive information database. URI's strategy is to capitalize on the strong global market for uranium by fully exploiting its resource base in Texas and New Mexico, acquiring new assets and through joint ventures or partnerships.

    Safe Harbor Statement

    This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as "expects," "estimates," "projects," "anticipates," "believes," "could," and other similar words. All statements addressing operating performance, events, or developments that the Company expects or anticipates will occur in the future, including but not limited to statements relating to the Company's growth prospects and trading liquidity are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include, but are not limited to, the spot price of uranium, weather conditions, operating conditions at the Company's mining projects, government regulation of the mining industry and the nuclear power industry, the world-wide supply and demand of uranium, availability of capital, timely receipt of mining and other permits fro regulatory agents and other factors which are more fully described in the Company's documents filed with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of the Company's underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company's forward-looking statements. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.

    CONTACT: Uranium Resources, Inc.
             Thomas H. Ehrlich, Chief Financial Officer
             972-219-3330
             or
             Investors:
             Kei Advisors LLC
             Deborah K. Pawlowski/James M. Culligan
             716-843-3908/716-843-3874
             dpawlowski@keiadvisors.com/jculligan@keiadvisors.com
             or
             Media:
             Kristin Jensen
             505-888-5877 / 505-363-1496
             kjensen@dwturner.com